EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S1-A2 of our report dated November 8, 2011 with respect to the audited financial statements of BRK, Inc. for the year ended April 30, 2011 and 2010 and the period from May 22, 2008 (inception) through April 30, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

January 20, 2012